                         PATRIOT SCIENTIFIC CORPORATION





                                   FORM 10-KSB




                                EXHIBIT NO. 10.3






       LEASE AGREEMENT BETWEEN THE COMPANY'S SUBSIDIARY METACOMP, INC. AND
         CLAR-O-WOOD PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP DATED
        APRIL 11, 1991 AS AMENDED NOVEMBER 11, 1992 AND NOVEMBER 2, 1995


                                      EX-9

                     STANDARD INDUSTRIAL LEASE- MULTI-TENANT
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                              (Pertinent Excerpts)

1. PARTIES. This lease, dated, for reference purposes only April 11, 1991 is made by and between Clar-O-Wood, Partnership, a California limited partnership (herein called "Lessor") and Metacomp, Inc., a California Corporation (herein called ("lessee")

2.   PREMISES, PARKING AND COMMON AREAS

     2.1. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor from the term. At the rental, and upon all of the conditions set forth herein, real property situated in the County of San Diego. State of California commonly known as 10989 Via Frontera, San Diego and described as the approximately 5,240 square feet of space herein referred to as the "premises" as may be outlined on an Exhibit attached hereto, including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any Building in the Industrial Center. The Premises are a portion of a building, herein referred to as the "Building". The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings, and improvements thereon, are herein collectively referred to as the "Industrial Center".

3. TERM. The term of this Lease shall be for Twenty-four (24) months commencing on May 1, 1991 and ending on April 30, 1993 unless sooner terminated pursuant to any provision hereof.

4.   RENT.

     4.1. BASE RENT. Lessee shall pay to Lessor as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the 1st day of each month of the term hereof, monthly payments in advance of $3,720.40. Lessee shall pay Lessor upon execution hereof $3,720.40 as Base Rent for May, 1991 Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places or Lessor may designate in writing.

     4.2. OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease in accordance with the following provisions:

          a) "Lessee's Share" is defined for purposes of this Lease as 6.63 percent.

          b) "Operating Expenses" is defined for purposes of this Lease, as all costs incurred by Lessor, if any, for:

               (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:


                                     EX-10
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               aa.  The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common area lighting facilities and fences and gates.
               bb.  Trash Disposal Services
               cc.       Tenant directories
               dd.       Fire detection
               ee.       Security Services
               ff.       Any other services to be provided by Lessor that is
                    elsewhere in this Lease stated to be an "Operating
                    Expenses."

               (xxix)    The cost of water, gas and electricity to service the
                      Common Areas

          a) The inclusion of the improvements, facilities and services set forth in paragraph 4.2 (b) (i) of the definition of Operating expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial center already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same of some of them

          b) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to lessee by Lessor at Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder in the event that Lessee pays Lessor's estimate of Lessee's Share of Operating statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year if Lessee's payments under this paragraph 4.2 (d) during said preceding year exceed Lessee's Share as indicated on said statement. Lessee's Share as indicated on said statement. Lessee shall be entitled to credit the amount of such over payment against Lessee's Share of Operating expenses next falling due if Lessee's payments under this paragraph during said preceding year were less than Lessee's Share as indicated on said statement. Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof $22,322.40 as security for Lessee's faithful performance of Lessee's obligations hereunder if Lessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease. Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent to other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby if Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee if the monthly rent shall from time to time. Increase during the term of this Lease. Lessee shall at the time of such


                                     EX-11
     increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not therefore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or at Lessor's option to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.   INSURANCE; INDEMNITY.


     6.1. LIABILITY INSURANCE-LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of the Lease a policy of combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Industrial Center. Such insurance shall be an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this paragraph 8. The limits of said insurance shall not however, limit the liability of Lessee hereunder.

     6.2. LIABILITY INSURANCE-LESSOR. Lessor shall, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center in an amount not less than $5,000,000.00 per occurrence.

     6.3. PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) special extended perils ("all risk", as such term is used in the insurance industry), plate glass insurance and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of this lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period.

7.   DAMAGE AND DESTRUCTION

     7.1. TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

8.   REAL PROPERTY TAXES.


                                     EX-12
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     8.1. PAYMENT OF TAX INCREASE. Lessor shall pay the real property tax applicable to the Industrial Center provided, however, that Lessee shall pay, in addition to rent, Lessee's Share (as defined in paragraph 4.2[a]) of the amount, if any, by which real property taxes applicable to the Premises increase over the fiscal real estate tax year 1990-1991. Such payment shall be made by Lessee within thirty
          (30) days after receipt of Lessor's written statement setting forth the amount of such increase and the computation thereof. If the term of this Lessee shall not expire concurrently within the expiration of the tax fiscal year, Lessee's liability for increased taxes for the last partial lease year shall be prorated on an annual basis.

9.   PERSONAL PROPERTY TAXES

     9.1 Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the premises or elsewhere. When possible. Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property t be assessed and billed separately from the real property of Lessor.

     9.2 If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

10. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at lessor's option, either lessee's Share of a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

11.  DEFAULT; REMEDIES.

     11.1. DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

          a)   The vacating or abandonment of the Premises by Lessee.

          b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statues such Notice to pay Rent or Quit shall also constitute the notice required by this subparagraph.

          c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee, provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) day period and thereafter diligently prosecutes such cure to


                                     EX-13
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               completion. To the extent permitted by law, such thirty (30) day notices shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful Detainer statues.

          d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors. (ii) Lessee becomes a "debtor" as defined in 11 U.S.C Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 11.1 (d) is contrary to any applicable law, such provision shall be of no force or effect.

          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.


     11.2. REMEDIES. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default.

          a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of relating, including necessary renovation and alternation of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

          (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.


                                     EX-14

     11.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time and in no event later than thirty (30) days after written notice by Lessee to lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing specifying wherein Lessor has failed to perform such obligation, provided, however that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance than Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     11.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent. Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the industrial Center Accordingly, if any installment of Base rent Operating Expense or any other sum due from Lessee shall not be received by Lessor or Lessor `s designee within ten (10) days after such amount shall be due then without any requirement for notice to Lessee. Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default within respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder in the event that a late charge is payable hereunder, whether or not collected for three consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY. LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS.

        LESSOR                                                   LESSEE


                                     EX-15
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CLAR-O-WOOD PARTNERSHIP                          METACOMP, INC.

By: /S/ JOHN WOOD, G.P.                          By: /S/ MIKE WELLS
    ---------------------------                      ---------------------------
        John Wood, General Partner                       Mike Wells, President


                                     EX-16
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                                ADDENDUM TO LEASE

This addendum to lease is physically attached to, made a part of, and incorporated into that certain written "STANDARD INDUSTRIAL LEASE" made as of April 11, 1991, by and between CLAR-O-WOOD Partnership and METACOMP, INC.

Monthly Rate for Period:

                                    11/01/95 - 07/31/96...........$3,435
                                    08/01/96 - 07/31/97...........$4,795
                                    08/01/97 - 07/31/98...........$5,205
                                    08/01/98 - 07/31/99...........$5,305

Forty-five month lease plus utilities, includes additional space at 10989 Via Frontera (adjoining space at 2,300 sq. ft.). Common area is include in the monthly rent. Allowance for tenant Improvements up to $40,000 with landlord approval, including a sign similar to Falon's. Tenant has first right to refusal on remaining adjoining space, with terms to be at .40 cents per sq. ft. plus Tenant improvements paid by tenant. If space is improved by landlord the rent will be adjusted upward.

Total leased space is 7,340 sq. ft.

Lessee:  Metacomp, Inc.                          Clar-O-Wood
Partnership
By: /S/ NORM DAWSON                          By: /S/ JOHN WOOD
    ---------------------------                  ---------------------------
Date: 11/2/95                                    Date: 11/2/95


                                     EX-17
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                                ADDENDUM TO LEASE

This addendum to lease is physically attached to, made a part of, and incorporated into that certain written "STANDARD INDUSTRIAL LEASE" made as of April 11, 1991, by and between CLAR-O-WOOD Partnership and METACOMP, INC.

Annual Basic    1993 Year One=      $44,644.80 (.71 per sq. foot per mo.)
                1994 Year Two=      $47,160.00 (.73 per sq. foot per mo.)
                1995 Year Three=    $46,904.10 (.75 per sq. foot per mo.)

Three year lease plus utilities. Common area is included in the monthly rent. Allowance for tenant improvements up to $21,500 with landlord approval. Tenant shall supply ceiling tile. Tenant has first right of refusal on adjoining space.



Lessee:  Metacomp, Inc.                         Clar-O-Wood
Partnership
By: /S/ NORM DAWSON                             By: /S/ JOHN WOOD
    ---------------------------                     ---------------------------
Date: 11/2/95                                   Date: 11/2/95


                                     EX-18